<Date Stamp dated February 27, 1998
for the Secretary of State for the
State of Delaware appears here>


                      ARTICLES OF MERGER FOR
                        MEDI-HUT CO., INC.
                      A DELAWARE CORPORATION

    Pursuant to the provisions of Section252 of the Delaware General Corporation Law, Medi-Hut Co., Inc., a Delaware corporation ("Medi-Hut DL"), hereby adopts and files the following Articles of Merger as the surviving corporation to the merger of Medi-Hut Co., Inc., a Utah corporation ("Medi-Hut UT"), with and into Medi-Hut DL:

     FIRST: The name and place of incorporation of each corporation which is a party to this merger is as follows:

     Name                                             Place of Incorporation
     Medi-Hut Co., Inc.                               Utah
     Medi-Hut Co., Inc. (Survivor)                    Delaware

     SECOND: The Agreement and Plan of Merger (the "Plan") has been approved, adopted, certified, executed and acknowledged by each of the constituent corporations in accordance with Section252 of the Delaware General Corporation Law.

     THIRD: The approval of the shareholders of the Medi-Hut DL and Medi-Hut UT was required to effectuate the merger. The number of shares of stock outstanding in each of the corporations (and the number of votes entitled to be cast) as of the date of the adoption of the Plan was as follows:

                                                                   Shares
Entity                                    Type of Shares           Outstanding
Medi-Hut Co., Inc. (Utah)                 Common                   8,000,000
Medi-Hut Co., Inc. (Delaware)             Common                   100

     The number of shares of stock of each corporation which voted for and against the Plan was as follows:

Entity                              Type of Shares     For             Against
Medi-Hut Co., Inc. (Utah)           Common             4,099,000       0
Medi-Hut Co., Inc. (Delaware)       Common             100             0

     FOURTH: The number of votes cast for the Plan by each voting group entitled to vote was sufficient for approval of the merger by each such voting group.

     FIFTH: Following the merger the Certificate of Incorporation of Medi-Hut DL shall be the Certificate of Incorporation of the surviving company.

     SIXTH: The complete executed Plan is on file at the registered office and at the place of business of Medi-Hut DL, located at 1935 Swarthmore Ave., Lakewood, New Jersey 08701.

     SEVENTH: A copy of the Plan will be furnished by Medi-Hut DL, on request and without cost, to any shareholder of either corporation which is a party to the merger.

     EIGHTH: The merger will be effective upon the filing of the Articles of Merger.

     DATED this 23rd day of February, 1998.

MEDI-HUT CO., INC., a Delaware corporation

By /s/ Anita Patterson
----------------------
Anita Patterson, President

STATE OF UTAH           )
                        : ss.
COUNTY OF SALT LAKE     )

     On the 23rd day of February, 1998, personally appeared before me Anita Patterson, personally known to me or proved to me on the basis of satisfactory evidence, and who, being by me duly sworn, did say that she is the President of Medi-Hut Co., Inc. and that said document was signed by her in behalf of said corporation by authority of its bylaws, and said Anita Patterson acknowledged to me that said corporation executed the same.

/s/ John W. Peters
------------------
NOTARY PUBLIC


By /s/ Jeanne Ball
------------------
Jeanne Ball, Secretary


<Notary Stamp of John W. Peters appears here>


STATE OF UTAH           )
                        : ss.
COUNTY OF SALT LAKE     )

     On the 23rd day of February, 1998, personally appeared before me Jeanne Ball, personally known to me or proved to me on the basis of satisfactory evidence, and who, being by me duly sworn, did say that she is the Secretary of Medi-Hut Co., Inc., and that said document was signed by her in behalf of said corporation by authority of its bylaws, and said Jeanne Ball acknowledged to me that said corporation executed the same.


/s/ John W. Peters
------------------
NOTARY PUBLIC

<Notary Stamp of John W. Peters appears here>